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                                                                    Exhibit 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report relating to the financial statements of Global Access Limited dated January 31, 2001 included in Asia Global Crossing Ltd's Form 10-K for the year ended December 31, 2000, and our report dated March 3, 2000 included in Asia Global Crossing Ltd's Form S-4 for the year ended December 31, 1999, and to all references to our Firm.



/s/ Arthur Andersen


April 25, 2001
Tokyo, Japan